UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 11, 2024

IMMIX BIOPHARMA, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-41159	45-4869378
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

11400 West Olympic Blvd., Suite 200

Los Angeles, CA 90064

(Address of principal executive offices)

(310) 651-8041

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions.

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14d-2(b)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Securities registered pursuant to Section 12(b)of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value of $0.0001 per share	IMMX	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 11, 2024, at the 2024 Annual Meeting (the “Annual Meeting”) of the stockholders of Immix Biopharma, Inc. (the “Company,” “we,” “our,” or “us”), the stockholders of the Company approved certain amendments to the Immix Biopharma, Inc. Amended and Restated 2021 Omnibus Equity Incentive Plan (the “Amendments” and the Immix Biopharma, Inc. Amended and Restated 2021 Omnibus Equity Incentive Plan, as amended by the Amendment, the “Incentive Plan”) in accordance with the voting results set forth below under Item 5.07. The Amendments were originally approved by the Board of Directors of the Company on April 18, 2024, subject to stockholder approval and the Amendments became effective at the time of stockholder approval.

Pursuant to the Amendments, (i) the number of shares of common stock available for issuance under the Incentive Plan was increased by 3,000,000, to a total share reserve of 4,934,561 and (ii) an evergreen provision to the Incentive Plan was adopted whereby the number of shares available for issuance under the Incentive Plan shall automatically increase on January 1st of each year for a period of ten years, commencing on January 1, 2025 and ending on (and including) January 1, 2034, in an amount equal to five percent (5%) of the total number of shares of common stock outstanding on December 31st of the preceding calendar year. The material terms of the Incentive Plan, as amended by the Amendments, are described in the Company’s Definitive Proxy Statement on Schedule 14A (the “Proxy Statement”) under the caption “Proposal 3 – Approval of the 2021 Plan Amendments” filed with the Securities and Exchange Commission (SEC) on April 29, 2024.

The foregoing summary description and the summary contained in the Proxy Statement does not purport to be complete and are qualified in their entirety by reference to the full text of the Incentive Plan as amended by the Amendments, which is attached hereto as Exhibit 10.1, and is incorporated by reference into this Item 5.02.

Item 5.07. Submission of Matters to a Vote of Security Holders.

At the Annual Meeting, stockholders representing 18,634,207 shares of the Company’s capital stock entitled to vote at the Annual Meeting were present in person or by proxy representing 70.4% of the voting shares issued and outstanding on the record date of April 22, 2024, and constituting a quorum to conduct business at the Annual Meeting. The following sets forth the matters that were voted upon by the Company’s stockholders at the Annual Meeting and the voting results for such matters. These matters are described in more detail in the Proxy Statement.

At the Annual Meeting, stockholders approved the following proposals, which are set forth in their entirety below.

1.	Proposal 1: The individuals listed below were elected at the Meeting to serve as directors of the Company until the next annual meeting of stockholders and until their successors are duly elected and qualified:

	For	Withheld	Broker Non-Votes
Ilya Rachman	14,550,940	312,412	3,770,855
Gabriel Morris	14,348,689	514,663	3,770,855
Jason Hsu	14,205,256	658,096	3,770,855
Magda Marquet	14,163,767	699,585	3,770,855
Helen C. Adams	12,711,203	2,147,749	3,775,255
Carey Ng	12,647,795	2,213,687	3,772,725
Jane Buchan	12,886,314	1,975,168	3,772,725
Yekaterina Chudnovsky	14,561,814	301,538	3,770,855

2.	Proposal No. 2: To ratify the appointment of KMJ Corbin & Company LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2024:

For	Against	Abstentions	Broker Non-Votes
18,420,579	166,815	46,813	—

A majority of shares of common stock present in person or represented by proxy at the Annual Meeting were cast for approval of Proposal No. 2, and as such Proposal No. 2 was approved and ratified at the Annual Meeting.

3.	Proposal No. 3: To approve and adopt an amendment to the Immix Biopharma, Inc. Amended and Restated 2021 Omnibus Equity Incentive Plan (the “2021 Plan”) to (i) increase the number of shares of common stock available for issuance under the 2021 Plan and (ii) adopt an evergreen provision to the 2021 Plan providing for an automatic annual increase in the shares of common stock available for issuance under the 2021 Plan over the next ten years:

For	Against	Abstentions	Broker Non-Votes
10,967,641	3,860,386	35,325	3,770,855

A majority of shares of common stock present in person or represented by proxy at the Annual Meeting were cast for approval of Proposal No. 3, and as such Proposal No. 3 was approved and adopted at the Annual Meeting.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1*	Immix Biopharma, Inc. Amended and Restated 2021 Omnibus Equity Incentive Plan
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*	Filed herewith.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Immix Biopharma, Inc.

Dated: June 14, 2024	/s/ Ilya Rachman
Ilya Rachman
Chief Executive Officer